EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, to be deemed effective as of
           , 1996 (the "Agreement"), by and between Central
Carolina Bank and Trust Company ("CCB"), and Norman D. Potter, Jr., a resident of Winston-Salem, Forsyth County, North Carolina (the
"Officer");

                              W I T N E S S E T H:

         WHEREAS, the officer previously entered into an Employment Agreement (the "Prior Agreement") with Salem Trust Bank ("Salem"); and

         WHEREAS, Salem has this day merged with CCB, with CCB as the surviving corporation (the "Merger"); and

         WHEREAS, CCB desires to assume the rights and obligations of Salem under the Prior Agreement, as amended and restated herein, and the Officer consents to such assumption; and

         WHEREAS, CCB and the Officer desire to amend and restate the Prior Agreement in order to set forth the terms and conditions of the Officer's continued employment by CCB upon the consummation of the Merger.

         NOW, THEREFORE, in considerations of the premises and mutual covenants herein contained, IT IS AGREED as follows:

         1. Employment. The Officer shall be employed by CCB upon the terms and conditions set forth herein. He shall serve in an
executive capacity as an                        of CCB.

         The Officer shall actively promote the business, and shall perform such duties on behalf, of CCB and the other subsidiaries of CCB Financial Corporation ("CCBF") as shall from time to time be


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prescribed by the Board of Directors of CCB (the "Board") and as are customarily performed by the persons employed in the banking industry who have a similar executive position. The Officer's primary duties and responsibilities shall be those set forth in Appendix A which is incorporated herein by reference. The Officer may maintain his principal residence and place of business in Winston-Salem, North Carolina throughout the Term (as defined below). He shall be provided with such office, working facilities and staff at the offices of CCB in Winston-Salem, North Carolina as are necessary for the Officer to perform his obligations under this Agreement.

         2. Compensation. CCB shall pay the Officer compensation for the services rendered by the Officer of CCB an initial base salary per annum equal
to $          (the "Base Salary"), payable in cash (in as equal installments as possible) not less frequently than monthly; provided however, that the amount of the Base Salary shall be reviewed by the Executive Committee of the Board not less often than annually for the purpose of considering such increases therein as are appropriate to reflect the duties, responsibilities and performance of the Officer. During the Term of this Agreement, the Officer's Base Salary shall not be less than the Base Salary stated above. In reviewing the Officer's salary, the Board shall consider the employee compensation policies established by the Compensation Committee of the Board for application to the employees of

CCB, the duties and responsibilities of the Officer, and the overall performances of the Officer and CCB, as well as increases in the cost of living,

and may also consider the appropriateness of performance or merit increases.

Neither participation in, or receipt of payment from, any incentive compensation, deferred compensation, incentive bonus, discretionary bonus,

pension, life insurance, group life insurance, health benefit, medical coverage,

disability coverage, dental insurance, stock option, restricted stock, stock appreciation rights, incentive compensation unit, profit sharing, employee stock

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ownership, pension, retirement, or other employee welfare or benefits plan of
CCBF or CCB (collectively "Benefit Plans"), nor receipt of any fringe benefits from CCBF or CCB granted to the Officer ("Fringe Benefits") shall reduce, or be deemed an offset against the Base Salary payable to the Officer.

         In addition to the Officer's Base Salary, he shall be paid a bonus on
or before     of each year during the Term of this Agreement. Such annual bonus shall be in an amount not less than the amount which is the average of the last three (3) annual bonuses received by the Officer during his employment at Salem.

         In addition to the annual bonuses set forth above, the Officer shall be paid a special bonus on June 30, 1997 in the amount of $____________, if he has not terminated his employment on or before that date.

         3. Participation in Benefit Plans; Fringe Benefits. During the Term, the Officer shall be entitled to participate in all Benefits Plans, including any incentive compensation plans of CCBF and/or CCB, as the same may be amended, modified or terminated from time to time by the Board, on the same basis as the other senior officers of CCB; provided, however, the bonuses paid to the Officer under Section 2 above shall reduce (but not to less than zero dollars) the management bonus he would otherwise be entitled to under this Section 3.

         During the Term, the Officer shall also be entitled to receive any Fringe Benefits which are now or may be or become applicable to senior officers of CCB, including the payment of reasonable expenses for attending (i) annual and periodic meetings of trade associations and (ii) continuing education courses necessary for the Officer to maintain professional certifications, and any other Fringe Benefits which are commensurate with the duties and

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responsibilities to be performed by the Officer under this Agreement.
Additionally, the Officer shall be entitled to such customary Fringe Benefits, including such vacation and sick leave, as are consistent with the normal practices and established policies of CCB. CCB shall reimburse the Officer for all out-of-pocket reasonable and necessary business expenses which the Officer may incur during the Term in connection with the Officer's services on behalf of CCB or its subsidiaries or any activities of the Officer is requested to undertake on behalf of any other subsidiaries of CCBF.

         During the Term of this Agreement, the Benefit Plans and Fringe Benefits provided to the Officer by CCB shall have a value not less than those provided to the Officer by Salem immediately prior to the Commencement Date. In the event, at any time during the Term of this Agreement, the value of the Benefit Plans and Fringe Benefits provided to the Officer by CCB has a value less than those provided to the Officer by Salem immediately prior to the Commencement Date, CCB shall pay to the Officer an amount each year during the Term of this Agreement which represents the cash equivalent of such difference in value. Any dispute as to the value of such benefits shall be resolved in the same manner as a dispute regarding Present Value as provided in Section 6(h).

         4.  Loyalty; Noncompetition; Confidentiality.

         (a) Full Efforts. During the Term, the Officer shall devote his full efforts and entire business time to the performance of the Officer's duties and responsibilities under this Agreement.

         (b) Noncompetition. In consideration of employment of the Officer under the Prior Agreement and the continuation of such employment by CCB hereunder, during the Term and for a period of one (1) year after the termination of the Officer's employment under this Agreement or until the Expiration Date, whichever is

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less, the Officer agrees that he will not, within Forsyth County, North Carolina
(the "Market"), directly or indirectly, own, manage, operate, join, control or participate in the management, operation or control of, or be employed by or connected in any manner with, any Person (as defined in Section 6(i)) which competes with CCBF, CCB or any of the other direct or indirect subsidiaries of CCBF, without the prior written consent of CCB; provided, however, that the provisions of this Section 4(b) shall not apply prospectively in the event this Agreement is terminated by CCB without Cause (as such term is defined in Section 6(f) hereof). Notwithstanding the foregoing, the Officer shall be free, without such consent, to purchase or hold as an investment or otherwise up to five percent (5%) of the outstanding stock or other securities of any Person which has its securities listed on any national securities exchange or which has transactions in its securities quoted on The Nasdaq Stock Market or other over-the-counter market or inter-dealer quotation system.

         (c) Confidentiality. The Officer will hold in strict confidence, during the Term and at all times thereafter, all knowledge or information of a confidential or proprietary nature with respect to the business of CCBF, CCB and/or the other direct or indirect subsidiaries of CCBF received by the Officer during the Term, and, except in the performance of his duties, will not disclose or make use of such information without prior written consent of CCBF.

         (d) Injunctive Relief. The Officer acknowledges that CCBF and CCB would sustain irreparable injury and that it would not be possible to ascertain the amount of monetary damages suffered in the event of a breach or threatened breach by the Officer of the provisions of this Section 4. Accordingly, the Officer agrees that, in the event of a breach of this Section, injunctive relief enforcing the terms of this Section and such other equitable relief as a court shall deem proper are appropriate remedies, in addition

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to such recovery of damages as may be available.  All such remedies shall be cumulative.

         (e) Definitions. The term "compete" means: (i) soliciting or securing deposits from any Person residing in the Market for any Financial Institution;
(ii) soliciting any Person residing in the Market to become a borrower from any Financial Institution, or assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any such Person; (iii) inducing or attempting to induce any Person who was a Customer of CCB on the date of termination of the Officer's employment with CCB, to change such Customer's depository, loan and/or other banking relationship from CCB to another Financial Institution; (iv) acting as a consultant, officer, director, independent contractor, or officer of any Financial Institution that has its main or principal office in the Market, or in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, business or operation of any office of such Financial Institution located in the Market; or (v) communicating to any Financial Institution the names or addresses or any financial information concerning any Person who was a customer of CCB on the date of termination of the Officer's employment with CCB.

         The term "Customer" means any person with whom, as of the effective date of termination of Officer's employment with CCB for any reason, CCB has a depository, loan and/or other banking relationship.

         The term "Financial Institution" means any federal or state chartered bank, savings bank, savings and loan association or credit union, or trust company or mortgage bank or institution in the business of offering mortgages, or any securities broker or dealer or investment banking institution or other business engaged

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in buying or selling securities or providing investment advice with respect thereto, or any holding company for or corporation that owns or controls any such entity, or any other Person engaged in the business of making loans of any type or receiving deposits or carrying on any of the other enumerated activities, other than CCB.

         The term "Person" used in this Section 4 shall be as defined in Section 6(i).

                  5. Employment Standards. The Officer shall perform his duties and responsibilities as an employee of CCB during the Term in accordance with the standards imposed by applicable financial institution statutes, regulations and rules or by applicable financial institution regulatory agencies, such reasonable standards expected of employees with comparable positions in comparable organizations, and CCBF's and CCB's policies and procedures, and such other standards and guidelines as may be established from time to time by the Board or the CCBF Board of Directors.

         6.  Term and Termination.

         (a) Term. Notwithstanding the provisions of the Prior Agreement, the
term hereof (the "Term") shall be deemed to have commenced on        , 1996 (the
"Commencement Date") and, unless earlier terminated as provided herein, shall continue through the third (3rd) anniversary of the Commencement Date (the "Expiration Date"); provided, however, that upon the termination of this Agreement for any reason, all provisions hereof requiring actions or the fulfillment of obligations by the Officer or CCB after the effectiveness of such termination shall remain binding upon, or enforceable by, the Officer or CCB, as the case may be.

         (b) Termination by Death. This Agreement shall be terminated upon the death of the Officer during the Term. Upon the Officer's

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death, the Officer's estate shall be entitled to receive all compensation and benefits payable to, or accruable or vested for the benefit of, the Officer under this Agreement through the end of the calendar month in which the Officer's death shall have occurred.

         (c) Termination by Total Disability. This Agreement shall be terminated upon the Total Disability (as defined below) of the Officer during the Term. In the event of his Total Disability, the Officer shall receive all compensation and benefits payable to, or accruable or vested for the benefit of, the Officer under this Agreement through the date of the determination of his Total Disability and for a period of ninety (90) days thereafter. The Officer shall be deemed to have suffered Total Disability upon the determination of his total permanent disability by the United States Social Security Administration or CCB's receipt of a certification to such effect by the Officer's regular physician, in each case such total permanent disability meaning the Officer's loss of ability to perform at least the majority of his then applicable duties hereunder.

         (d) Termination by Officer. This Agreement may be terminated at any time by the Officer upon sixty (60) days prior written notice to CCB. Unless the provisions of Sections 6(g)(ii) or 6(h) are applicable and the Officer elects to apply the applicable provisions, upon such termination, the Officer shall be entitled to receive the compensation and benefits payable to, or accruable or vested for the benefit of, the Officer under this Agreement through the effective date of such termination.

         (e) Termination for Cause. The Board may terminate this Agreement for Cause, in which event the Officer shall have no right to receive, or to have accrued or vested for his benefit, compensation or other benefits hereunder for any period after such termination. Termination for Cause shall mean termination of this

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Agreement because of the Officer's (A) breach of fiduciary duty involving personal profit, (B) intentional and material failure to perform stated duties (after written notice thereof), (C) conviction of a crime of dishonesty or moral turpitude, (D) willful and material violation of any rule, regulation order, statement of policy or final cease-and-desist order of any governmental agency or body having regulatory authority over CCBF or CCB in any of the foregoing, whether or not resulting in criminal prosecution or conviction, (E) a material and continuing breach of any provision of this Agreement (after written notice thereof) or (F) the occurrence of any event that CCB shall reasonably believe to have resulted in the Officer being excluded from coverage, or having coverage limited as to the Officer as compared to other executives of CCB, under CCB's then current "blanket bond" or other fidelity or insurance policy covering its directors, officers or employees. With respect to the first occurrence of an instance listed above specifically requiring written notice, CCB shall give the Officer written notice which describes the failure or breach, and the Officer shall have thirty (30) days to cure such breach or failure to the reasonable satisfaction of CCB; provided, however, that no opportunity to cure shall be allowed for any subsequent substantially similar failure or breach and termination for Cause in such circumstances shall be effective upon the giving of such written notice.

         (f) Termination Without Cause. The Board may terminate this Agreement without Cause at any time upon sixty (60) days prior written notice to the Officer; provided, however, that in the event of such termination, unless the provisions of Sections 6(g) or 6(h) are applicable, the Officer will continue to receive his then base salary and all other benefits (including bonuses and continuation of all Benefit Plans and Fringe Benefits except for qualified retirement plans) until the Expiration Date. At the election of the Officer, the Present Value of the foregoing, determined as provided in Section 6(h), shall be paid within sixty (60) days of

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the date of termination.

         (g) Unapproved Change In Control Termination. In the event of (i) the termination of this Agreement without Cause or (ii) the voluntary termination of this Agreement by the Officer, in each case in connection with, or within one
(1) year after, any Change In Control which has not been approved in advance by a formal resolution of two-thirds (2/3) of the Continuing Members of the CCBF Board of Directors, the Officer shall be entitled at his election:

                  (A) to continue to receive his then base salary and bonuses as provided in this Agreement for a period of two (2.00) years subsequent to the effective date of such termination; and

                  (B) To continue to participate in all Benefit Plans and Fringe Benefits, except qualified retirement plans, described in Section 3 until the Expiration Date or for the period of two (2.00) years, whichever is greater.

         Upon written notice by Officer to CCB, in lieu of paying the above for a period of two (2.00) years in installments, the Officer shall be paid the Present Value of such base salary and bonuses in a lump sum within sixty (60) days of the date of termination of his employment. The calculation of the amount due shall be made by the independent accounting firm then performing CCB's independent audit. If Officer does not agree with the calculation performed by the independent accounting firm appointed by CCB, then Officer may choose an auditor to perform such calculation on his behalf. All costs and expenses incurred by the auditor shall be borne by Officer. Following such calculation, if the accounting firm appointed by CCB and the auditor appointed by Officer are unable to agree on the calculation, the two parties shall agree on an

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independent  third-party  auditor  who  shall  be  appointed  to  determine  the calculation of the amount due to Officer pursuant to this paragraph. The determination of such third-party auditor shall be conclusive and binding on all parties herein. In the event Officer elects such lump sum payment, the Officer shall continue to participate in the Benefit Plans and Fringe Benefits until the Expiration Date or for the two (2.00) year period, whichever is greater.

         (h) Approved Change In Control Termination. Upon ten (10) days prior written notice, the Officer may declare this Agreement to have been terminated without Cause by CCB, upon the occurrence of any of the following events, which have not been consented to in advance by the Officer in writing, following a Change In Control, approved in advance by a formal resolution of at least two-thirds (2/3) of the Continuing Members of the CCBF Board of Directors: (i) if the Officer is required to move his personal residence or perform his principal executive functions more than twenty (20) miles from the city limits of Winston-Salem, North Carolina; (ii) if CCBF and/or CCB should fail to maintain Benefit Plans and Fringe Benefits providing at least substantially the same level of benefits afforded the Officer as of the date of the Change In Control; or (iii) if the Officer's responsibilities or authority in the capacity described in Section 1 and Appendix A have been diminished materially.

         Upon such termination, or upon termination of this Agreement without cause within one (1) year following an approved Change in Control, the Officer shall be entitled to receive the compensation and benefit continuation when and as provided in Section 6(g) above.

         (i) Definitions. A "Change In Control" means a change in control of CCB or CCBF of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A

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promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), or the acquisition of control, within the meaning of Section 2(a) (2) of the Bank Holding Act of 1956, as amended, or Section 602 of the Change in Company Control Act of 1978, of CCB or CCBF by any person, company, or other entity; provided that, without limitation, a change in control shall be deemed to have occurred if:

         (a) Any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CCB or CCBF representing 30% or more of the combined voting power of CCB's or CCBF's then outstanding securities; or

         (b) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of CCB or CCBF cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by CCB's or CCBF's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         7. Successors and Assigns.

         (a) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, any corporate or other successor of CCB, including any Person who shall acquire, directly or indirectly, by merger, share exchange, purchase or otherwise, the outstanding stock or all or substantially all of the assets of CCB, as applicable.

         (b) The Officer. Because CCB is contracting for the unique and personal skills of the Officer, the Officer shall be precluded from assigning or delegating his rights or duties hereunder;

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provided,  however, that the Officer's estate is expressly intended to have such rights upon and following the Officer's death as are specifically provided to it herein.

         8. Modification Waiver Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modifications or discharge is agreed to in writing, signed by the Officer and signed on behalf of CCB by such officers thereof as may be specifically designated by the Board. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto, except as herein otherwise provided.

         9. Applicable Law. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of North Carolina.

         10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         11. Consolidation, Merger, or Sale of Assets. Nothing in this Agreement shall preclude CCB from consolidating or merging into, or with, or transferring all or substantially all of its assets to another corporation which specifically assumes this Agreement and all obligations and undertakings of CCB hereunder. Upon such a consolidation or merger, the use of "CCB" herein shall mean such other corporation or entity, and this Agreement shall continue in full force and effect.

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                                   APPENDIX A



         The Officer shall be an officer of CCB, with the title
"________________." He shall report to ________________________ with regard to his activities as an officer of CCB.

His duties and responsibilities shall be:

1.





2.






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         IN WITNESS WHEREOF, the parties have executed this Employment Agreement to be effective as of the day and year first hereinabove written.


                                     CENTRAL CAROLINA BANK AND
ATTEST:                              TRUST COMPANY



____________________________          By:_____________________________
Secretary                                    Ernest C. Roessler, President
                                             and Chief Executive Officer
[CORPORATE SEAL]

                                      OFFICER:



                                      ------------------------------
                                      Norman D. Potter, Jr.





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